UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015 (January 30, 2015)

CHATHAM LODGING TRUST
(Exact name of Registrant as specified in its charter)

Maryland	001-34693	27-1200777
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Cocoanut Row, Suite 211 Palm Beach, Florida	33480
(Address of principal executive offices)	(Zip Code)
(561) 802-4477
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2015, the Board of Trustees (the “Board”) of Chatham Lodging Trust (the “Company”) approved, as recommended by the Compensation Committee of the Board (the “Compensation Committee”), compensatory arrangements in which the executive officers of the Company will participate. The arrangements include compensation for 2014 and 2015 and are described in further detail below.
Cash Bonus Compensation for 2014
Upon the recommendations of the Compensation Committee, the Board approved payment of cash bonuses to each of the Company’s three named executive officers for performance in 2014. To reward their execution of the Company’s investment strategy, their execution of the multiple venture transactions, including the recapitalization of the Innkeepers portfolio in which the Company recognized a gain of approximately $66 million, and successful capital markets activities, the Board awarded to each of these executives a cash bonus for 2014 as follows:

•	Jeffrey H. Fisher, the Company’s Chairman, President and Chief Executive Officer, awarded $1,000,000.

•	Dennis M. Craven, the Company’s Executive Vice President and Chief Financial Officer, awarded $400,000.

•	Peter Willis, the Company’s Executive Vice President and Chief Investment Officer, awarded $315,000.

2015 Compensation
The key elements of the Company’s 2015 compensation program are base salary, annual cash incentive awards, time-based restricted share incentive awards and performance-based equity incentive awards, pursuant to the Company’s Equity Incentive Plan (the "Plan"). The following disclosure describes the material terms of the elements and, where applicable, the awards and target awards which have been approved by the Compensation Committee for the Company’s three named executive officers. The structure and amounts are based, in large part, on the recommendations of a third-party compensation consultant, FTI Consulting, retained by the Compensation Committee, who reviewed and analyzed the compensation levels and programs of peer companies.
Base Salary and Annual Cash Incentive Awards
The Board approved, as recommended by the Compensation Committee, the following base salary for 2015 for each of the named executive officers:

Name	2015 Base Salary

Jeff Fisher	$600,000
Dennis Craven	$375,000
Peter Willis	$345,000

For each executive, any cash bonus awards for 2015 will be determined at the sole discretion of the Compensation Committee and the Board based on the Company’s continued implementation of its business plan.
Time-Based Restricted Share Incentive Awards
Each named executive officer is eligible to receive time-based restricted share incentive awards in the form of restricted common shares of the Company. For 2015, the Compensation Committee awarded restricted common shares, which will vest ratably on January 30, 2016, January 30, 2017 and January 30, 2018 (provided that the recipient remains employed by the Company through the applicable vesting date, subject to acceleration of vesting in the event of the recipient’s death, disability, termination without cause or resignation with good reason, or in the event of a change of control of the Company), to Messrs. Fisher, Craven, and Willis as follows:

Name	Time-Based Restricted Share Grant	Grant Date Fair Value

Jeff Fisher	19,275	$600,000
Dennis Craven	8,031	$250,000
Peter Willis	4,821	$150,000

The grant date fair value of these awards was calculated in accordance with FASB ASC 718 and based on the closing price per share of the Company’s common shares on January 30, 2015. Prior to vesting, each named executive officer will be entitled to receive dividends on the common shares subject to the awards and will be entitled to vote the shares.

Performance-Based Equity Incentive Awards
The Compensation Committee approved target 2015 performance-based equity incentive awards that may be awarded in the form of restricted common shares of the Company, subject to fulfillment of the conditions described below. The common shares that are issuable pursuant to the 2015 performance-based equity incentive awards may be issued and vest only if and to the extent that (i) the Company achieves certain long-term performance criteria established by the Compensation Committee and (ii) the recipient remains employed by the Company through the vesting date, subject to acceleration of vesting in the event of the recipient’s death, disability, termination without cause or resignation with good reason, or in the event of a change of control of the Company.

The 2015 performance-based equity incentive awards will vest on January 15 in 2016, 2017 and 2018, to the extent that the performance goals are achieved and provided that the recipient remains employed by the Company through the vesting date. Prior to vesting, the recipients will not be entitled to vote or receive dividends on the common shares subject to the 2015 performance-based equity incentive awards. However, dividends paid on the shares between the grant date and the vesting date will be accumulated and paid when, and to the extent that, the award vests.

The interest in the common shares covered by the performance-based share awards described above shall become vested based on the company’s Total Shareholder Return. "Total Shareholder Return" means, with respect to any calendar year, the total percentage return per common share based on the closing price of the Company’s common shares on the last day of the preceding calendar year compared to the closing price of the Company’s common shares on the last day of such calendar year and assuming contemporaneous reinvestment in common shares of all dividends and other distributions at the closing price of the Company’s common shares on the date such dividend or other distribution was paid. The performance-based share awards shall become vested based on the following:

(a) The interest in the number of common shares that most nearly equals (but does not exceed) one-third of the common shares covered by this share award shall be vested on January 15, 2016, if the Total Shareholder Return for calendar year 2015 is 8% or more.

(b) The interest in the number of Common Shares that most nearly equals (but does not exceed) one-third of the common shares covered by this share award shall be vested on January 15, 2017, if the Total Shareholder Return for calendar year 2016 is 8% or more.

(c) The interest in the number of common shares that most nearly equals (but does not exceed) one-third of the common shares covered by this share award shall be vested on January 15, 2018, if the Total Shareholder Return for calendar year 2017 is 8% or more.

(d) The interest in the number of common shares that most nearly equals (but does not exceed) two-thirds of the common shares covered by this share award (less any common shares that vested under paragraph (a) and paragraph (b)), shall be vested on January 15, 2017, if the average Total Shareholder Return for calendar years 2015 and 2016 is 8% or more.

(e) The interest in all of the common shares covered by this share award (less any common shares that vested under paragraphs (a), paragraph (b), paragraph (c) and paragraph (d)), shall be vested on January 15, 2018, if the average Total Shareholder Return for calendar years 2015, 2016 and 2017 is 8% or more.

The target maximum amounts of performance-based restricted share grants to each of the named executive officers are as follows:

Name	Target Performance-Based Restricted Share Grant

Jeff Fisher	19,275
Dennis Craven	8,031
Peter Willis	4,821

Based solely on the closing price per share of the Company’s common shares on January 30, 2015, the value of the target number of shares issuable pursuant to the performance-based share incentive awards to Messrs. Fisher, Craven and Willis would be $600,000, $250,000 and $150,000, respectively. To the extent the performance-based awards are granted and vest, the Company will estimate the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures, and will calculate the value at the grant date based on the probable outcome of the performance conditions.

Amendment of Employment Agreements for Messrs. Craven and Willis

On January 30, 2015, the Board also approved, upon the recommendation of the Compensation Committee, an amendment to the employment agreements of each of Messrs. Craven and Willis with respect to severance benefits upon a change in control. Under these employment agreements as amended, in the event of a termination by the Company without cause or for good reason (as defined in the employment agreements) of either Mr. Craven and/or Mr. Willis, the applicable officer will receive (i) a payment equal to any compensation that is earned but unpaid as of the date of termination, plus (ii) a payment equal to three times his then-current base salary, plus (iii) a payment equal to the product of (x) the annual bonus paid to the officer for the fiscal year of the Company ended immediately before the date of termination and (y) a fraction, the numerator of which is the number of days the officer was employed by the Company during the fiscal year that includes the date of termination and the denominator of which is 365, plus (iv) a payment equal to three times the highest annual bonus paid to the applicable officer for the three fiscal years of the Company ended immediately prior to the date of termination, plus (v) a payment equal to three times the annual premium or cost paid by the Company for the health, dental and vision insurance coverage for the officer and the officer’s eligible dependents as in effect on the date of termination plus an amount equal to three times the annual premium or cost paid by the Company for disability and life insurance coverage for the officer as in effect on the date of termination.

The amendments to the employment agreements of Messrs. Willis and Craven are filed as Exhibits 10.2(b) and 10.2(c) hereto and incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits
    10.2(b) First Amendment to Employment Agreement of Peter Willis dated January 30, 2015.
10.2(c) First Amendment to Employment Agreement of Dennis Craven dated January 30, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

February 5, 2015	By:	/s/ Dennis M. Craven

Name: Dennis M. Craven
Title: Executive Vice President and Chief Financial Officer